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                            STANDARD FINANCIAL, INC.
        AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE AUTHORIZATION
     I hereby authorize Standard Financial, Inc. (the "Company") to pay, in accordance with my election below, the Harris Trust and Savings Bank for my account cash dividends payable to me on either all, or a specified number (as I have designated below), of the shares of common stock of the Company registered in my name.

     Please check one of the two options and include, where appropriate, the number of shares registered to you for which dividends are to be reinvested under the Plan:

          __   All shares
          __   Specified number of shares:  _______________ shares

     I hereby appoint the Harris Trust and Savings Bank as my agent (the
"Agent"), subject to the Stockholder Investment Services Agreement for the
Dividend Reinvestment and Stock Purchase Plan as set forth in the accompanying
Prospectus, to apply dividends received from the Company on shares of common stock registered in my name or held for my account under such plan, plus any optional cash payments in amounts of at least $25 per month, up to $5,000 per quarter, to the purchase of full and fractional shares of common stock of the
Company.
     Please complete if applicable:
          __   An optional cash payment in the amount of _____________ is also enclosed

RETURN TO:                            IMPORTANT:         ________________________________________
                                   PLEASE SIGN YOUR      SIGNATURE
Harris Trust                       NAME OR NAMES AS
and Savings Bank                  THEY APPEAR ON THE     ________________________________________
Dividend                         REVERSE SIDE OF THIS    SIGNATURE
Reinvestment                         AUTHORIZATION
P.O. Box A3309                                           _______________________________, 19_____
Chicago, Illinois                                        DATE
60690

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                                                                                  SFI
                                                                        ------------------------
                                                                        STANDARD FINANCIAL, INC.
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REVERSE
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     (PLEASE NOTE: AUTHORIZATION IS NOT VALID UNLESS THIS FORM IS SIGNED ON
                    THE OTHER SIDE BY ALL REGISTERED OWNERS.)

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